Exhibit 10.7 Consulting Agreement with Studsvik Medical AB

DISTRIBUTION AND SALE AGREEMENT

This distribution and sale agreement (the “Agreement”), as of 12 November, 2003 is made by and between Glyconix Corp. (the “Company”) having an address of 350 Fifth Avenue, Suite 4811, New York, NY 10118 and Studsvik Medical AB (“Studsvik”) having an address of 61182 Nykoping, Sweden.

WHEREAS, the Company is engaged in the research, development, sale, marketing and promotion of pharmaceutical products in the United States and throughout the world;

WHEREAS, Studsvik is engaged in the research and development of novel cancer treatment, namely, Boron Neutron Capture Therapy (BNCT).

WHEREAS, Studsvik is the owner of a c-GMP Practice for production of boronophenylalanine (“c-GMP BPA”) which is manufactured by Syntagon AB (“Syntagon”) on behalf of Studsvik;

WHEREAS, Studsvik desires to grant to the Company an exclusive right to purchase Studsvik’s available stock of c-GMP BPA for sale, promotion, marketing and distribution to third parties and the Company desires to acquire an exclusive right to purchase c-GMP BPA for sale, promotion, marketing and distribution to third parties. Available stock of c-GMP BPA shall have the meaning defined in 1.1 below.

WHEREAS, the Company desires to enter into a written agreement with Studsvik for the purchase of c-GMP BPA manufactured for Studsvik by Syntagon for sales, promotion, marketing and distribution to third parties.

NOW THEREFORE, in consideration of the foregoing premises, and mutual covenants and obligation set forth herein, the Company and Studsvik hereby agree as follows:

1.	SCOPE AND TERM OF THE AGREEMENT

1.1.	During the term of this Agreement the Company shall have the exclusive right to purchase up to 6 kilograms of c-GMP BPA for Studsvik, of which 2.4 kilograms were residing in its product inventory at Syntagon and of which an additional 3.6 kilograms had been ordered for production as of November 12, 2003, less any amount used by Studsvik for its own pre-clinical and clinical applications during the term (the Product).

1.2.	Term shall mean 12 November, 2003 through 31 December, 2006 or the date when the total available amount of c-GMP BPA in 1.1 above has been depleted, which ever comes first.

1.3.	After the termination of this Agreement according to 1.2 above, the parties intend to conduct negotiations in good faith for a continued agreement regarding the purchase, sale and distribution of non-c-GMP and c-GMP BPA.

6.	FORCE MAJEURE

6.1.	Studsvik and the Company shall each be relieved of its obligations under this Agreement to the extent that fulfillment of such obligations shall be prevented by strikes, embargoes, riots, fires, floods, war, hurricanes, windstorms, acts or defaults of common carriers, governmental laws, acts or regulations, shortages of materials or any other occurrence, whether or not similar to the foregoing, beyond the reasonable control of the party affected thereby.

6.2.	If either party is prevented from fulfilling its obligations under this Agreement by reason of a circumstance covered by this Article 6, the party unable to fulfill its obligations shall, upon the occurrence of any such circumstance, promptly notify the other party of such circumstance and of the likely duration thereof, use its reasonable commercial efforts to alleviate such circumstance and promptly continue performance hereunder upon the cessation of such circumstance.

6.3.	If the duration of the force majeure continues for twelve (12) months or more, the party whose performance was not prevented by the force majeure shall be entitled to terminate this Agreement upon forty-five (45) days’ notice to the other party.

7.	GOVERNING LAW AND JURISDICTION

7.1.	The interpretation and construction of this agreement shall be governed by the laws of Sweden, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

7.2.	The parties hereby irrevocably consent to the exclusive jurisdiction of the Swedish Courts for any action, suit or proceeding arising out of or relating to this Agreement.

IN WITNESS WHEREOF, this Agreement shall be deemed to have been executed as of the date of the last signature below. This agreement has been executed and issued in two identical copies of which the parties have taken one each.

GLYCONIX CORP.

Authorised signature by:
Name: Ivan Kanevski
Title: President and CSO

STUDSVIK MEDICAL AB

Authorised signature by:
Name: Kurt Skold
Title: President